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                                                                Exhibit 10.45(b)

                                    AMENDMENT
                         TO THE UCAR INTERNATIONAL INC.
                            1995 DIRECTORS STOCK PLAN


         The UCAR International Inc. 1995 Directors Stock Plan (the "Plan") is hereby amended as follows:

         1.       Section 5.3 in the Plan is amended to read as follows:

                  "Stock  certificates   representing  Shares  granted  to  each
                  Participant shall be held by the Corporation until such time as the Shares become non-forfeitable."

         2. The first sentence of Section 5.4 in the Plan is amended to read as follows:

                 ("If  a Participant ceases to be a Director after age 65 or on)
                  account of death or disability, the Shares granted to such Participant which have not theretofore become non-forfeitable shall immediately become non-forfeitable and a stock certificate for the number of non-forfeitable Shares granted to each such Participant, excluding any Shares for which such Participant already received a stock certificate, shall be delivered to such Participant, or in the event of the Participant's death, to such Participant's beneficiary."

         3. The first sentence of Section 5.4.1 in the Plan is amended to read as follows:

                  "In the event of a Change in Control, subject to the following sentence, the Shares granted to such Participant which have not theretofore become non-forfeitable shall immediately become non-forfeitable and a stock certificate for the number of non-forfeitable Shares granted to each such Participant, excluding any Shares for which such Participant already received a stock certificate, shall be delivered to such Participant."

         4. The first sentence of Section 5.5 in the Plan is amended to read as follows:

                  "If a Participant ceases to be a Director due to any other reason, the number of Shares granted to such Participant which theretofore had become non-forfeitable shall be increased by adding thereto one-twelfth of the number of Shares which would have become non-forfeitable on the next on the next January 1 for each complete month that such Participant was a Director in the calendar year in which such Participant ceased to be a Director and a stock certificate for the number of non-forfeitable Shares granted to each such Participant, excluding any Shares for which such Participant already received a stock certificate, shall be delivered to such Participant."

         5. The foregoing amendments shall be effective as of September 8, 1997.

Dated:  December 9, 1997                    UCAR INTERNATIONAL INC.


                                            By:  /S/ P.B. MANCINO
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